UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities and Exchange Act of 1934
Date of report (date of earliest event reported): October 13, 2007
APRIA HEALTHCARE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14316 (Commission File Number)	33-0488566 (I.R.S. Employer Identification No.)

26220 Enterprise Court Lake Forest, California (Address of principal executive offices)		92630 (Zip Code)
Registrant’s telephone number, including area code: (949) 639-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statement and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
On October 13, 2007, the registrant’s wholly owned operating subsidiary, Apria Healthcare, Inc., a Delaware corporation (“AHI”), APCO, Inc., a Delaware corporation and wholly-owned subsidiary of AHI (“Merger Sub”), and Coram, Inc., a Delaware corporation and privately-held national provider of home infusion and specialty pharmaceutical services (“Coram”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).
The Merger Agreement provides for the merger of Merger Sub with and into Coram, with Coram surviving the Merger as a wholly owned subsidiary corporation of AHI (the “Merger”). Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger the interests of the current stockholders and option holders of Coram shall be converted into the right to receive an aggregate cash payment from AHI of $350,000,000, less certain transaction expenses.
AHI, Coram and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement, including covenants by Coram not to solicit or enter into discussions concerning alternative transactions. Consummation of the Merger Agreement is subject to certain conditions to closing, including obtaining necessary regulatory approvals, among which is the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as other customary conditions.
The Merger Agreement contains certain termination rights for each of Coram and AHI and provides that, upon the termination of the Merger Agreement under specified circumstances, certain provisions relating to fees and other miscellaneous topics survive the termination and remain in full force.
The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the registrant, AHI or Coram. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter provided by Coram to AHI and the Merger Sub in connection with the signing of the Merger Agreement. The disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the registrant, AHI, Coram or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the registrant’s public disclosures.
On October 15, 2007, the registrant and Coram issued a press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statement and Exhibits.
The following exhibits are filed as part of this report.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of October 13, 2007, among Apria Healthcare, Inc., APCO, Inc., and Coram, Inc.

99.1	Press Release dated October 15, 2007 of Apria Healthcare Group, Inc. and Coram, Inc.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APRIA HEALTHCARE GROUP INC. Registrant
Dated: October 17, 2007	By:	/s/ Raoul Smyth
		Name:	Raoul Smyth
		Title:	Vice President

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EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of October 13, 2007, among Apria Healthcare, Inc., APCO, Inc., and Coram, Inc.

99.1	Press Release dated October 15, 2007 of Apria Healthcare Group Inc. and Coram, Inc.

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